Exhibit 5.4

April 25, 2007

Exeter Educational Management Systems, Inc.

    c/o SunGard Data Systems Inc.

    680 East Swedesford Road

    Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as counsel to Exeter Educational Management Systems, Inc., a Massachusetts corporation (the “Massachusetts Guarantor”), in connection with the registration by SunGard Data Systems Inc., a Delaware corporation (“SunGard”), of an indeterminate amount of (i) SunGard’s 9 1/8% Senior Notes due 2013 (the “Senior Notes”) and the guarantee issued by the Massachusetts Guarantor (the “Senior Guarantees”) with respect to the Senior Notes, and (ii) SunGard’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”) and the guarantee issued by the Massachusetts Guarantor with respect to the Senior Subordinated Notes (the “Senior Subordinated Guarantee” and, together with the Senior Guarantee, the “Guarantees”), in each case registered under the Securities Act of 1933, as amended (the “Securities Act”) and in each case to be offered solely for market-making purposes by an affiliate of SunGard (the “Registration”).

The Senior Notes and the Senior Guarantees have been issued under an indenture dated as of August 11, 2005 (as supplemented by the supplemental indentures set forth on Schedule I attached hereto, the “Senior Indenture”) among SunGard, Solar Capital Corp., a Delaware corporation which merged with and into SunGard (“Solar”), the Massachusetts Guarantor, the other guarantors under the Senior Indenture (together with the Massachusetts Guarantor, the “Guarantors”) and The Bank of New York, as trustee (the “Trustee”). The terms of the Senior Guarantees are contained in the Senior Indenture. The Senior Subordinated Notes and the Senior Subordinated Guarantees have been issued under an indenture dated as of August 11, 2005 (as supplemented by the supplemental indentures set forth on Schedule II attached hereto, the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) among the Company, Solar, the Guarantors and the Trustee. The terms of the Senior Subordinated Guarantees are contained in the Senior Subordinated Indenture. This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Exeter Educational Management Systems, Inc.	April 25, 2007

We have examined and relied upon the information set forth in the Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by SunGard and the Guarantors with the Securities and Exchange Commission (the “Commission”) relating to the Registration and such other records, agreements, certificates and documents, and have made such other and further investigations, as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact not independently verified by us, we have relied upon certificates of public officials and officers of the Massachusetts Guarantor.

We express no opinion as to the laws of any jurisdiction other than those of the Commonwealth of Massachusetts and the federal laws of the United States of America.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Each of the Indentures has been duly authorized by the Massachusetts Guarantor.

2.	Each of the Guarantees by the Massachusetts Guarantor have been duly authorized by the Massachusetts Guarantor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We understand and agree that Simpson Thacher & Bartlett LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

Schedule I

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee

Schedule II

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee